Exhibit 5.1

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

May 11, 2021

Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

Ladies and Gentlemen:

We are furnishing this opinion letter in connection with the Registration Statement on Form S-11 (the “Registration Statement”) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 1,558,134 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company that may be issued to the selling stockholders named in the Registration Statement, as follows: (i) 496,415 Shares that may be issued to Powerscourt Investments XXII, LP pursuant to the terms of that certain Common Stock Purchase Warrant No. 1 issued by the Company on December 22, 2020; and (ii) 1,061,719 Shares that may be issued to the investors named in that certain Registration Rights Agreement, dated as of March 12, 2021, by and among the Company and the investors named therein pursuant to the terms of those certain Common Stock Warrants Nos. 2 through 19 issued by the Company on March 12, 2021 (the Common Stock Purchase Warrants identified in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Warrants”).

We have examined copies of (i) Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 5, 2016, (ii) Articles Supplementary filed with SDAT on September 16, 2016, as corrected by the Certificate of Correction filed with SDAT on May 3, 2018, (iii) Articles Supplementary filed with SDAT on November 15, 2016, (iv) Articles Supplementary filed with SDAT on November 21, 2016, (v) Articles Supplementary filed with SDAT on December 1, 2016, (vi) a first Articles of Amendment filed with SDAT on March 28, 2017, (vii) a second Articles of Amendment filed with SDAT on March 28, 2017, (viii) Articles of Amendment filed on May 29, 2020, (ix) the Bylaws of the Company, effective May 28, 2020, (x) the resolutions adopted by the Board of Directors of the Company on December 17, 2020 and March 8, 2021 relating to the matters referred to herein, (xi) the Warrants, and (xii) a Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter. We have also examined the Registration Statement and the exhibits thereto (together with the documents identified in the preceding sentence, the “Documents”).

Wheeler Real Estate Investment Trust, Inc. May 11, 2021 Page 2

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that (i) all Documents submitted to us as originals are authentic, (ii) all Documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all such Documents are genuine, (iv) all public records reviewed or relied upon by us or on our behalf are true and complete, (v) all statements and information contained in the Documents are true and complete, and (vi) all signatories to the Documents were legally competent to do so.

Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The foregoing opinion is limited to the Maryland General Corporation Law, the applicable provisions of the Maryland Declaration of Rights, and reported judicial decisions interpreting these laws, and we do not express any opinion herein concerning any other law. The foregoing opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC